Exhibit 4.1 DESCRIPTION OF SECURITIES The summary of the general terms and provisions of the capital stock of Regis Corporation (the “Company”) set forth below does not purport to be complete and is subject to and qualified by reference to the Company’s 2020 Restated Articles of Incorporation (the “Articles”) and Bylaws (“Bylaws,” and together with the Articles, the “Charter Documents”), each of which is incorporated herein by reference and attached as an exhibit to the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission. For additional information, please read the Company’s Charter Documents and the applicable provisions of the Minnesota Business Corporation Act (the “MBCA”). Capital Stock The Company is authorized to issue up to 100,000,000 shares of capital stock, par value $0.05 per share. The Company’s board of directors has the power and authority to fix by resolution any designation, class, series, voting power, preference, right, qualification, limitation, restriction, dividend, time and price of redemption and conversion right with respect to the capital stock. The only class of our securities registered under Section 12 of the Securities Exchange Act of 1934, as amended, is common stock, par value $0.05 per share (“Common Stock”). Voting Rights The holders of shares of the Company’s Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders, including the election of directors. The Articles do not permit cumulative voting in the election of directors. So long as no other class of stock is outstanding, directors are elected by the affirmative vote of the majority of votes cast; provided that, if the number of nominees exceeds the number of directors to be elected, then the directors are elected by a plurality of the votes cast, up to the number of directors to be elected in such meeting. A majority of the votes cast means that the number of shares voted “for” a director must exceed the number of shares voted “against” that director. Dividend Rights All holders of shares of Common Stock are entitled to receive such dividends, if any, as may be declared from time to time by the Company’s board of directors in its discretion from funds legally available therefor and as permitted by the MBCA. Liquidation Rights In the event of the Company’s liquidation, dissolution or winding-up, the holders of shares of Common Stock are entitled to receive ratably the net assets of the Company that are available after the payment of all debts and liabilities, subject to the distribution rights of shares of preferred stock, if any, then outstanding. No Preemptive Rights No shareholder of the Company has any preferential, preemptive or other rights of subscription to any shares of the Company allotted or sold or to be allotted or sold, or to any obligations or securities convertible into any class or series of shares of the Company, nor any right of subscription to any part thereof. Anti-Takeover Provisions The Charter Documents and the MBCA contain certain provisions that may discourage an unsolicited takeover of the Company or make an unsolicited takeover of the Company more difficult. The following are some of the more significant anti-takeover provisions that are applicable to the Company: Mergers and Other Transactions with 10% Shareholders; Liquidation The Articles provide that, in addition to any vote required by law, any merger of the Company with or into any 10% shareholder or any exchange, lease, transfer or other disposition of all or substantially all of the Company’s property or assets with or to any 10% shareholder, or any adoption of any plan or proposal for the liquidation of the Company, shall require the affirmative vote of the holders of at least 80% of the outstanding shares of the Company entitled to vote. The foregoing requirement does not apply to transactions unanimously approved by the directors of the Company who were (i) directors before the 10% shareholder became a 10% shareholder or (ii) successor directors designated by a majority of the then continuing directors, in which case such transaction action shall require the affirmative vote of the holders of a majority of all shares entitled to vote. Amendments to Articles of Incorporation and Bylaws The Articles provide that any amendment to the provisions of the Articles described above under “Mergers and Other Transactions with 10% Shareholders? requires the affirmative vote of the holders of at least 80% of the outstanding shares of the Company entitled to vote. Subject to any limits included in the Articles, the Bylaws provide that the Company’s bylaws may be amended by the Company’s board of directors; provided that, after adoption of the initial Bylaws, the board of directors shall not make, alter, or repeal any bylaw fixing quorum for shareholder meetings, prescribing procedures for removing directors or filling vacancies on the board of directors, fixing the number of directors or their classifications, qualifications or terms of office, but the board of directors may amend a bylaw to increase the number of directors. Special Meetings of Shareholders; Shareholder Action by Unanimous Written Consent; and Advance Notice of Shareholder Business Proposals and Nominations Section 302A.433 of the MBCA provides that special meetings of the Company’s shareholders may be called by the Company’s chief executive officer, chief financial officer, two or more directors, or shareholders holding 10% or more of the voting power of all shares entitled to vote, except that a special meeting demanded by shareholders for the purpose of considering any action to directly or indirectly facilitate or effect a business combination, including any action to change or otherwise affect the composition of the board of directors for that purpose, must be called by 25% or more of the voting power of all shares entitled to vote. Section 302A.441 of the MBCA also provides that action may be taken by shareholders without a meeting only by unanimous written consent. The Bylaws provide an advance written notice procedure with respect to shareholder proposals of business and shareholder nominations of candidates for election as directors. Shareholders at an annual meeting are able to consider only the proposals and nominations specified in the notice of meeting or otherwise brought before the meeting by or at the direction of the board of directors or by a shareholder that has delivered timely written notice in proper form to the Company’s secretary of the business to be brought before the meeting. Control Share Provision Section 302A.671 of the MBCA applies, with certain exceptions, to any acquisition of the Company’s voting stock (from a person other than the Company and other than in connection with certain mergers and exchanges to which the Company is a party) resulting in the acquiring person owning 20% or more of the Company’s voting stock then outstanding. Section 302A.671 requires approval of any such acquisitions by both (i) the affirmative vote of the holders of a majority of the shares entitled to vote, including shares held by the acquiring person, and (ii) the affirmative vote of the holders of a majority of the shares entitled to vote, excluding all interested shares. In general, shares acquired in the absence of such approval are denied voting rights and are redeemable at their then fair market value by the Company within 30 days after the acquiring person has failed to give a timely information statement to the Company or the date the shareholders voted not to grant voting rights to the acquiring person’s shares. The control share provision applies to any corporation that has not expressly provided to the contrary in its articles or in its bylaws approved by its shareholders. The Company has not opted out of this provision. Business Combination Provision Section 302A.673 of the MBCA generally prohibits the Company or any of its subsidiaries from entering into any merger, share exchange, sale of material assets or similar transaction with a 10% shareholder within four years following the date the person became a 10% shareholder, unless either the transaction or the person’s acquisition of shares is approved prior to the person becoming a 10% shareholder by a committee of all of the disinterested members of the Board. The business combination provision applies to any corporation that has not expressly provided to the contrary in its articles or its bylaws. The Company has not opted out of this provision. Takeover Offer; Fair Price Under Section 302A.675 of the MBCA, an offeror may not acquire shares of a publicly held corporation within two years following the last purchase of shares pursuant to a takeover offer with respect to that class, including acquisitions made by purchase, exchange, merger, consolidation, partial or complete liquidation, redemption, reverse stock split, recapitalization, reorganization, or any other similar transaction, unless (i) the acquisition is approved by a committee of the board’s disinterested directors before the purchase of any shares by the offeror pursuant to the earlier takeover offer, or (ii) shareholders are afforded, at the time of the proposed acquisition, a reasonable opportunity to dispose of the shares to the offeror upon substantially equivalent terms as those provided in the earlier takeover offer. Greenmail Restrictions Under Section 302A.553 of the MBCA, a corporation is prohibited from buying shares at an above-market price from a greater than 5% shareholder who has held the shares for less than two years unless (i) the purchase is approved by holders of a majority of the outstanding shares entitled to vote or (ii) the corporation makes an equal or better offer to all shareholders for all other shares of that class or series and any other class or series into which they may be converted. Authority of the Board of Directors Under the Articles, the Company’s board of directors has the power to issue any or all of the shares of the Company’s capital stock, including the authority to establish one or more series and to fix the powers, preferences, rights and limitations of such class or series, without seeking shareholder approval. In addition, under the Bylaws, the Company’s board of directors has the right to fill vacancies of the board of directors (including a vacancy created by an increase in the size of the board of directors).